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                               STOCK PURCHASE AGREEMENT

    This Purchase and Sale Agreement (the "Agreement") is made as of April 28, 1997, between Chase Manhattan Bank, John W. Kluge & Stuart Subotnick Trustees U/A DTD 5/30/84 As Amended made by and for John W. Kluge (the "Buyer") and PHP Healthcare Corporation, a Delaware corporation (the "Company" or the "Seller"). The Buyer and the Company are referred to collectively herein as the "Parties."

    WHEREAS, the Buyer intends to purchase from the Company, and the Company intends to sell to the Buyer, 200,000 shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock") on the terms and subject to the conditions herein provided;

   NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein made, and upon the terms and subject to the conditions herein contained, the Parties agree as follows:

                                  SECTION 1
                         Purchase and Sale of Shares

    1.1 Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Company, and the Company agrees to sell to the Buyer, 200,000 Shares for the consideration specified below in this Section 1.2.

    1.2 Purchase Price. The Buyer agrees to pay to the Company, by wire transfer of same day funds, at the Closing (as defined in Section 2) $13.00 per share, for a total payment of $2,600,000.00 (the "Purchase Price").

    1.3 Taxes. The Buyer shall bear the cost of any documentary, stamp, sales, excise, transfer or other taxes payable (other than income taxes payable by the Company) in respect of the sale of Shares.

                                      SECTION 2
                             Closing Dates; Delivery

    2.1 Closing Dates. The closing of the transactions contemplated by this Agreement shall be held at the offices of Fried, Frank, Harris, Shriver & Jacobson, 1001 Pennsylvania Avenue, N.W., Washington, D. C., or such other place as the Parties may agree, at no later than 5:00 p.m., local time, on May 1, 1997 (the "Closing") or at such other time and place upon which the Company and the Buyer shall agree (the date of the Closing is hereinafter referred to as

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the "Closing Date").

    2.2 Delivery. At the Closing, (i) the Company will deliver to Buyer a certificate for the Shares, registered in the Buyer's name and (ii) the Buyer will deliver via wire transfer to the Company the Purchase Price specified in
Section 1.2 above in immediately available funds.

                                      SECTION 3
          Representations, Warranties and Agreements of the Company

    The Company represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date:

    3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, the jurisdiction of its incorporation and has all required corporate power and authority to own its property, to carry on its business as presently conducted and to carry out the transactions contemplated hereby. The Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is required, except where failure to so qualify would not have a material adverse effect on its business or assets.

    3.2 Authorization of Transaction. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate or other action of the Company. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors. The issuance of the Shares pursuant to the terms of this Agreement shall be, at the Closing, duly and validly authorized, and no further approval or authority of the shareholders or the directors of the Company or of any governmental authority or agency will be required for the issuance and sale of the Shares as contemplated by this Agreement. When issued and sold to the Buyer, the Shares will be duly and validly issued, fully paid and non-assessable and shall in all respects rank pari passu with all other Shares of common stock of the Company.

    3.3 No Liens. The Shares will be issued free and clear of any lien, pledge, security interest, claim, option, right of first refusal, transfer restriction under any shareholder or similar agreement, encumbrance or other restriction or limitation.

    3.4  Approvals; Compliance With Certificate of Incorporation and By-

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Laws. The Company is not in violation of its Certificate of Incorporation (the
"Certificate") or By-Laws as of the date hereof. The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not conflict with or constitute a breach or violation of the Certificate or By-Laws or of any agreement or other instrument to which the Company is a party.

    3.5 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which the Company is subject or (ii) violate or result in a breach or constitute a default under the terms of any contract or agreement to which the Seller is a party.

    3.6 Securities and Exchange Commission Filings. All information contained in the Seller's filings with the Securities and Exchange Commission ("SEC") is accurate in all material respects and such filings do not contain any material misstatement of fact or omit to state any material. Seller has duly filed with the SEC all reports and documents required to be filed by it under the Securities Exchange Act of 1934, as amended. All information contained in such reports and documents is accurate in all material respects and no such report or document contains any material misstatement of fact or omits to state any material fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

    3.7 Charles H. Robbins Transaction. Upon the effectiveness of the Amendment No. 1 to the Employment Agreement between the Seller and Charles H. Robbins ("Mr. Robbins"), dated as of April 30, 1997, Seller is not a party to any document, nor is Seller aware of any agreement, that prohibits the sale of 300,000 shares of Common Stock, free and clear, by Mr. Robbins to the Buyer pursuant to the Stock Purchase Agreement between Mr. Robbins and the Buyer, dated as of April 30, 1997, in the form attached hereto as Exhibit 3.7.

    3.8 No Material Adverse Change. Since the filing of the Seller's Form 10-QA\5 for the quarter ended January 31, 1997, on April 29, 1997, there has been no event, circumstance or change which would have a material adverse effect on the properties, business, prospects, results of operations or financial condition of the Seller and the Seller knows of no such event, circumstance or change which is threatened.

    3.9 Brokers or Finders; Other Offers. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.


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    3.10 Disclaimer of other Representations and Warranties. Except as expressly set forth in this Section 3, the Company makes no representation or warranty, express or implied, at law or in equity, in respect of the Shares, the Company, its assets, liabilities or operations.

                                      SECTION 4
                  Representations and Warranties of the Buyer

    The Buyer hereby represents and warrants to the Company with respect to the purchase of the Shares as follows:

    4.1 Accredited Investor. The Buyer is an "accredited investor" within the meaning of Rule 501(a)(3) of Regulation D, under the Securities Act of 1933, as amended (the "Securities Act").

    4.2 Purchase for Investment. The Buyer is purchasing the Shares for investment for its own account, not as a nominee or agent, and not with a view to any public resale or other distribution thereof except in compliance with applicable securities laws. The Buyer understands that the Shares are not registered under the Securities Act or under any state or foreign securities laws.

    4.3 Access to Information. The Buyer acknowledges that it has reviewed all public information which it considers necessary or advisable to enable it to make a decision concerning its purchase of Shares.

    4.4 Legal Power and Authority. The Buyer has full legal power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. Except for filings with the SEC, the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

    4.5 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which the Buyer is subject.

    4.6 Brokers or Finders. The Buyer has not, and will not, incur, directly or indirectly, as a result of any action taken by such Buyer, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

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                                      SECTION 5
                           Buyer's Conditions to Closing

    The Buyer's obligations to purchase the Shares at the Closing are subject to the fulfillment of the following conditions, the waiver of which shall not be effective unless the Buyer consents in writing thereto:

    5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date in all material respects and the Buyer shall have received on the Closing Date a certificate from the Seller in the form of Exhibit 5.1 hereto, stating that all such representations and warranties are true and correct on the Closing Date in all material respects.

    5.2 Compliance with State Securities Laws. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Shares, or shall have the availability of exemptions therefrom.

    5.3 No Prohibition. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits Buyer from consummating the transactions contemplated hereby.

    5.4 Opinion of Counsel to Seller. Buyer shall have received an opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Seller, dated the Closing Date, in the form of Exhibit 5.4 hereto.

    5.5 No Claims. Except as disclosed in the SEC filings, there is no outstanding order of any governmental body against or involving the Seller and there are no claims pending or threatened against or involving the Company or any of its properties which individually or in the aggregate could have a material adverse effect concerning the transactions contemplated hereby.

    5.6 Board Approval. Authority to enter this Agreement and the transactions contemplated hereby has been duly granted by Seller's Board of Directors.

     5.7 Registration Rights Agreement. The Buyer and the Seller shall enter into a Registration Rights Agreement, substantially in the form of Exhibit 5.7.

     5.8 Amendments to Employment and Registration Rights Agreements. Copies of the following executed documents shall be delivered to Buyer (i) Amendment No. 1 to the Employment Agreement, dated as of April 30, 1997,

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between Robbins and Seller; substantially in the form or Exhibit 5.8(i) and
(ii) Amendment No. 1 to Registration Rights Agreement, dated April 30, 1997, by and among the Seller, Charles H. Robbins, Ellen E. Robbins, Charles H. Robbins, Grantor, Ellen E. Robbins, Trustee under Trust Indenture dated October 1, 1985, FBO Lee S. Robbins, Charles H. Robbins, Grantor, and Charles
B. Robbins, substantially in the form of Exhibit 5.8(ii).

                                      SECTION 6
                        Company's Conditions to Closing

    The Company's obligation to sell and issue the Shares at the Closing Date is subject to the fulfillment as of the Closing Date of the following conditions, the waiver of which shall not be effective unless the Company consents in writing thereto:

    6.1 Representations. The representations made by the Buyer in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date in all material respects, and the Company shall have received on the Closing Date a certificate from the Buyer stating that all such representations and warranties are true and correct on the Closing Date in all material respects.

    6.2 Compliance with State Securities Laws. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Shares or shall have the availability of exemptions therefrom.

    6.3 No Prohibition. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits Company from consummating the transactions contemplated hereby.

                                      SECTION 7
Restrictions on Transferability of Securities; Compliance with Securities Laws

    7.1 General Restrictions on Transferability. The Buyer shall not sell, assign, transfer or pledge the Shares, except upon satisfaction of the conditions specified in this Section 7, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Buyer will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares held by the Buyer to agree to take and hold such securities subject to the provisions and conditions of this Section 7.

    7.2  Restrictive Legend.  Each certificate representing the Shares shall

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be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

         THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, THE COMMON STOCK MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.

The Buyer and any subsequent holder consent to the Company making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer established in this Section 7.

                                      SECTION 8
                                    Miscellaneous

    8.1 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws.

    8.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties.

    8.3 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the Parties with regard to the subjects related to herein, and neither the Buyer nor the Company shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

    8.4 Notices. Any notice or other communication in connection with this Agreement shall be made in writing and served by personal delivery (including, without limitation, courier, Federal Express or other overnight messenger

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service), or mailed by United States certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to the Company:

              Jack M. Mazur
              President and Chief Executive Officer
              PHP Healthcare Corporation.
              11440 Commerce Park Drive, Suite 300
              Reston, Virginia  20191

         Copies to:

              Richard A. Steinwurtzel, Esq.
              Fried, Frank, Harris, Shriver & Jacobson
              1001 Pennsylvania Avenue, N.W.
              Suite 800
              Washington, DC  20004-2505

         If to the Buyer:

              John W. Kluge
              215 East 67th Street
              New York, NY

         Copies to:

              Metromedia Company
              One Meadowlands Plaza
              E. Rutherford, NJ  07073
              Attn:  General Counsel

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

    8.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one

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instrument.

    8.6 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

    8.7 Headings. The titles and subtitles used in this Agreement are used for convenience only and should not be considered in construing or interpreting this Agreement.

    8.8 Expenses. The Buyer and the Company shall each bear their own expenses with respect to this Agreement and the transactions contemplated hereby.

    8.9 Listing. The Company agrees to use reasonable efforts to cause the Shares to be listed on the New York Stock Exchange.

    8.10 Further Assurances. The Parties agree to use their reasonable efforts to effectuate this Agreement and the transactions contemplated hereby.


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    IN WITNESS WHEREOF, each of the Parties hereto caused this Agreement to be executed on its behalf as of the date first above written.

                        PHP HEALTHCARE CORPORATION

                        By:  /s/ Anthony M. Picini
                        Name:     Anthony M. Picini
                        Title:   Senior Vice President and Chief Financial
                                 Officer

                        CHASE MANHATTAN BANK, JOHN W.
                        KLUGE & STUART SUBOTNICK TRUSTEES
                        U/A DTD 5/30/84 AS AMENDED MADE BY
                        AND FOR JOHN W. KLUGE

                        By:  /s/ John W. Kluge
                        Name:     John W. Kluge, Trustee